Exhibit No. 99.1

                        Gyrodyne Company of America, Inc.
                             1 Flowerfield, Suite 24
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075


April 17, 2008


Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York 11780


                              FOR IMMEDIATE RELEASE

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    ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS *****
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  Gyrodyne Agrees to Purchase Medical Office Buildings in Cortlandt Manor, N.Y.

NASDAQ:GYRO"- St. James, N.Y., April 17, 2008-Gyrodyne Company of America, Inc. announced today that it has agreed to purchase the Cortlandt Medical Center (the " Center "), consisting of five buildings, located in Cortlandt Manor, New York. The Center, which is directly across the street from the Hudson Valley Hospital Center, is located at 1985 Crompond Road and is situated on 5.01 acres with 29,811 square feet of rentable space. There are presently thirteen medical practice tenants and the Center has a 97% occupancy rate; 2007 revenues totaled $1.0 million.

The Center is under contract for a purchase price of $7.0 million and, based on the trailing year net operating income, is being acquired at a cap rate exceeding 9%. The Company anticipates completing due diligence and closing title on the property by mid-May, 2008.

Stephen V. Maroney, President and Chief Executive Officer of Gyrodyne, stated that "This transaction is a welcome addition to our real estate rental operation and qualifies for tax deferral treatment under Section 1033 of the Internal Revenue Code. Based on our experience with the 2007 acquisition of the ten medical office buildings in the Port Jefferson Professional Park, we are confident this will prove to be a very worthwhile investment for the Company".

Forward-Looking Statement Safe Harbor
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The statements made in this press release that are not historical facts contain
"forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.

About Gyrodyne Company of America, Inc.
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Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island. The Company also owns ten buildings in a professional office park in Port Jefferson Station, New York. The Company is currently contesting the value paid by New York State for 245.5 adjoining acres taken under eminent domain proceedings. The Company is also a limited partner in the Callery Judge Grove, L.P. which owns a 3,500 plus acre property in Palm
Beach County, Florida. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com/.


MEDIA CONTACT: Rick Matthews, Rubenstein Associates, (212) 843-8267